Exhibit 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

February 6, 2020

Applied Genetic Technologies Corporation

14193 NW 119th Terrace, Suite 10

Alachua, FL 32615

Re:	Registration Statement on Form S-1 filed pursuant to Rule 462(d)

Ladies and Gentlemen:

We are acting as counsel to Applied Genetic Technologies Corporation, a Delaware corporation (the “Company”) in connection with the registration statement on Form S-1, as amended (File No. 333-236156) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(d) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the public offering by the Company of up to 7,475,000 shares (the “Shares”) of its common stock, par value $0.001 per share. The foregoing number of Shares assumes the exercise in full of the over-allotment option described in the Registration Statement. This opinion is furnished to you at your request in accordance with the requirements of Item 16 of the Commission’s Form S-1 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company, Wells Fargo Securities, LLC and Wedbush Securities Inc., a form of which has been filed as Exhibit 1.1 to the Registration Statement.

We have examined the Certificate of Incorporation and Bylaws of the Company, each as restated or amended to date, records of meetings and consents of the Board of Directors of the Company, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter and each as provided to us by the Company, and the Registration Statement and the exhibits thereto. We have also made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or other comparable documents of officers of the Company and of public officials, as we have

Applied Genetic Technologies Corporation

February 6, 2020

deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates or other documents representing the Shares will be duly executed and delivered.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares, when sold and issued against payment therefor as provided in the Underwriting Agreement and described in the Registration Statement and the prospectus forming a part thereof, will be validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America, and we do not express any opinion herein concerning any other laws.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may it be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent. No opinion may be implied or inferred beyond the opinion expressly stated above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the use of our name therein and in the related prospectus under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Applied Genetic Technologies Corporation

February 6, 2020

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

Very truly yours,

FOLEY HOAG LLP

By:	/s/ Stacie S. Aarestad
A Partner